Exhibit 99.1

PRESS RELEASE

WINN-DIXIE STORES, INC. | 5050 EDGEWOOD COURT | JACKSONVILLE, FLA. 32254 | (904) 783-5000

Winn-Dixie Stores Reports First Quarter Fiscal 2012 Results

Highlights:

•	First quarter identical store sales increase of 3.3%

•	First quarter gross margin rate improved 10 basis points from first quarter last year

•	First quarter Adjusted EBITDA of $7.4 million, an increase of $14.2 million from first quarter last year

•	Transformational format stores continue to generate strong sales

•	Liquidity of $551.5 million and no borrowings under revolving credit facility

•	Reaffirms Adjusted EBITDA guidance range of $120 to $135 million for fiscal 2012

JACKSONVILLE, Fla. (October 31, 2011) — Winn-Dixie Stores, Inc. (NASDAQ: WINN), today reported its financial results for the first quarter of fiscal 2012, a 12-week period that ended on September 21, 2011.

Net sales for the first quarter of fiscal 2012 were $1.6 billion, an increase of $48.2 million or 3.1% compared to the same period in the prior fiscal year. Identical store sales increased 3.3% compared to the same period in the prior year driven by a 5.5% increase in basket size partially offset by a 2.1% decrease in transaction count.

First quarter identical store sales were positively impacted by continued retail inflation, favorable results from the Company’s fuelperks! ® Rewards program and computer generated ordering initiative, and an increase in sales in remodeled stores, partially offset by competitive activities and general market factors.

The Company reported a net loss of $24.1 million, or $0.43 per diluted share, for the first quarter of fiscal 2012, an improvement from the net loss of $76.8 million, or $1.39 per diluted share, for the same period in the prior fiscal year. The Company reported net income from discontinued operations of $0.5 million, or $0.01 per diluted share, for the first quarter, an improvement from the net loss from discontinued operations of $40.3 million, or $0.73 per diluted share, for the same period in the prior fiscal year.

For continuing operations, the Company reported a net loss of $24.6 million, or $0.44 per diluted share for the first quarter of fiscal 2012, an improvement from a net loss of $36.5 million, or $0.66 per diluted share, for the same period in the prior fiscal year. Adjusted EBITDA was $7.4 million for the first quarter of fiscal 2012, an improvement from the negative $6.8 million for the same period in the prior fiscal year, or an increase of $14.2 million.

Peter Lynch, Chairman, CEO, and President, said, “I am very pleased with our first quarter financial performance. We generated substantial sales and Adjusted EBITDA growth over the prior year, driven by continued positive sales growth from the previous quarter and expanded margins despite an inflationary environment. Further driving this outcome was prudent expense management and a merchandising and operational focus on delivering personal, fresh and fun experiences for our guests. In addition, we successfully grand-opened two more transformational remodeled stores that are generating promising financial results and building brand equity in their respective markets. Through the first five weeks of the second quarter, we continue to experience identical store sales growth that has exceeded our first quarter performance, in line with our expectations.”

Details of the First Quarter Results

Gross profit on sales for the first quarter of fiscal 2012 was $437.1 million, an increase of $13.8 million compared to the same period in the prior fiscal year. As a percentage of net sales, gross margin was 27.5% for the first quarter, an increase of 10 basis points compared to the same period in the prior fiscal year. The increase in gross margin was attributable to improvements in other costs, including warehouse costs and inventory shrink, which were partially offset by a higher LIFO charge in fiscal 2012 as compared to fiscal 2011. The LIFO charge for the first quarter of fiscal 2012 was $4.4 million compared to $1.1 million in the same period in the prior fiscal year.

Operating and administrative expenses for the first quarter of fiscal 2012 were $459.9 million, essentially even with the same period in the prior fiscal year. Cash operating and administrative expenses for the first quarter of fiscal 2012 were $433.2 million, essentially even with the same period in the prior fiscal year.

Liquidity and Capital Resources

As of September 21, 2011, Winn-Dixie had $551.5 million of liquidity, comprised of $383.0 million of borrowing availability under its credit agreement and approximately $168.5 million of cash and cash equivalents. The Company noted that its liquidity is sufficient to continue funding its capital program through fiscal 2012, and it does not expect any borrowings under its credit facility during the fiscal year.

Fiscal 2012 Guidance

The Company reaffirms its expectation of Adjusted EBITDA for fiscal 2012 to be in the range of $120 million to $135 million. Among other factors, the Company’s Adjusted EBITDA guidance is based on its current expectation that identical store sales for fiscal 2012 will increase by 2.5% to 3.5%.

The Company also expects to pay no income taxes in fiscal 2012 due to the sufficiency of its tax- loss carryforwards.

Capital Expenditures

Capital expenditures for fiscal 2012 are expected to be approximately $200 million, of which approximately $125 million will be used for the Company’s store remodeling program and its new store development pipeline. The additional $75 million is expected to be used for retail store improvements and maintenance, IT systems, warehousing and transportation.

Conference Call and Webcast Information

The Company will host a live conference call and simultaneous audio webcast on Tuesday, November 1, 2011, from 8:30 AM to 9:30 AM Eastern Time. To access the webcast of the conference call (a replay of which will be available later in the day), please go to the “Investors” section of the Company’s website at http://www.winndixie.com. Parties interested in participating in this call should dial-in ten minutes prior to the start time at 888-679-8034 or (International) 617-213-4847. The access code is 62240469. A recording of the call will be available on the “Investors” section of the Winn-Dixie website from November 1, 2011, through November 8, 2011; it can also be accessed by calling 888-286-8010 or 617-801-6888. The replay passcode is 94182888.

About Winn-Dixie

Winn-Dixie Stores, Inc., is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. As of September 21, 2011, the Company operated 483 retail grocery locations with 75 liquor stores and four fuel centers at the retail stores and 379 in-store pharmacies in Florida, Alabama, Louisiana, Georgia, and Mississippi. For more information, please visit www.winndixie.com.

The Securities and Exchange Commission (“SEC”) has adopted rules related to disclosure of certain financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Such rules require all public companies to provide certain disclosures in press releases and SEC filings related to non-GAAP financial measures. We use the non-GAAP measure “Adjusted EBITDA” to evaluate the Company’s operating performance and it is among the primary measures used by management for planning and forecasting future periods. Adjusted EBITDA is defined as income from continuing operations before interest, income taxes, and depreciation and amortization expense, or EBITDA, and further adjusted for certain non-cash charges, reorganization items, self-insurance reserves, and items related to the Company’s emergence from bankruptcy. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the results of the Company to other peers in its industry. Adjusted EBITDA is reconciled to net income on the attached schedules of this release.

In addition, we use the non-GAAP measure “Cash operating and administrative expenses” to facilitate comparisons of the Company’s operating expenses and this measure is used by management for planning and forecasting future periods. Cash operating and administrative expenses is defined as operating and administrative expenses from continuing operations adjusted for depreciation and amortization expense, non-cash share-based compensation charges, and self-insurance reserves. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by the Company’s management.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are based on our current plans and expectations and involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “project,” “continuing,” “ongoing,” “should,” “will,” “believe,” or “intend” and similar words and phrases. There are many factors that could cause the Company’s actual results to differ materially from the expected results contemplated or implied by the Company’s forward-looking statements.

The Company faces a number of risks and uncertainties with respect to its continuing business operations and its attempt to increase its sales and gross profit margin, including, but not limited to: the Company’s ability to improve the quality of its stores and products; the Company’s success in achieving increased customer count and sales in remodeled and other stores; the results of the Company’s efforts to revitalize the corporate brand; competitive factors, which could include new store openings, price reduction programs and marketing strategies from other food and/or drug retail chains, supercenters and non-traditional competitors; the ability of the Company to effectively manage gross margin rates; the ability of the Company to attract, train and retain key leadership; the Company’s ability to implement, maintain or upgrade information technology systems; the outcome of the Company’s programs to control or reduce operating and administrative expenses and to control inventory shrink; increases in utility rates, gasoline costs and food prices, which could impact consumer spending and buying habits and the cost of doing business; the concentration of the Company’s locations in the southeastern United States, which increases its vulnerability to severe storm damage; general business and economic conditions in the southeastern United States, including consumer spending levels, population, employment and job re-growth in some of our markets, and the additional risks relating to limitations on insurance coverage following the catastrophic storms in recent years; the Company’s ability to successfully estimate self-insurance liabilities; changes in laws and other regulations affecting the Company’s business; risks in providing pharmacy services and continued reimbursement rate pressures; events that give rise to actual or potential food contamination, drug contamination or food-borne illness; the Company’s ability to use net operating loss carryforwards under the federal tax laws; and the outcome of litigation or legal proceedings.

Please refer to discussions of these and other factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2011, and other Company filings with the SEC. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Investor Contact:	Media Contact:
Celia Nass	Eric Barnes
Senior Director, Investor Relations	Director of Corporate Communication
(904) 783-5123	(904) 370-7715

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Dollar amounts in thousands except per share data

	12 weeks ended
	September 21, 2011		September 22, 2010
	Amount	%	Amount	%
Net sales	$1,590,390	100.0	$1,542,153	100.0
Cost of sales, including warehouse and delivery expenses	1,153,307	72.5	1,118,837	72.6

Gross profit on net sales	437,083	27.5	423,316	27.4
Operating and administrative expenses	459,852	28.9	459,817	29.8

Operating loss	(22,769)	(1.4)	(36,501)	(2.4)
Interest expense, net	1,824	0.1	1,178	0.1

Loss from continuing operations before income tax	(24,593)	(1.5)	(37,679)	(2.5)
Income tax benefit	—	—	(1,166)	(0.1)

Net loss from continuing operations	(24,593)	(1.5)	(36,513)	(2.4)

Discontinued operations:
Loss from discontinued operations	(191)	—	(11,991)	(0.8)
Gain (loss) on disposal of discontinued operations	682	—	(28,287)	(1.8)

Net earnings (loss) from discontinued operations	491	—	(40,278)	(2.6)

Net loss	$(24,102)	(1.5)	$(76,791)	(5.0)

Basic and diluted earnings (loss) per share:
Loss from continuing operations	$(0.44)		(0.66)
Earnings (loss) from discontinued operations	0.01		(0.73)

Basic and diluted loss per share	$(0.43)		(1.39)

Weighted average common shares outstanding
- basic and diluted	55,868		55,272

Adjusted (loss) earnings before interest, taxes, depreciation and amortization (EBITDA):
Net loss	$(24,102)		(76,791)
Adjustments to reconcile net loss to EBITDA:
Income tax benefit	—		(1,166)
Depreciation and amortization	27,440		27,038
Favorable and unfavorable lease amortization, net	158		25
Interest expense, net	1,824		1,178

EBITDA	5,320		(49,716)
Adjustments to reconcile EBITDA to Adjusted EBITDA:
Discontinued operations excluding depr. & amort.	(497)		40,091
Share-based compensation	2,583		2,586
Post-emergence bankruptcy-related professional fees	—		260

Adjusted EBITDA	$7,406		(6,779)

CONDENSED CONSOLIDATED BALANCE SHEETS

Dollar amounts in thousands except par value

	September 21, 2011	June 29, 2011
ASSETS
Current assets:
Cash and cash equivalents	$168,457	207,764
Trade and other receivables, less allowance for doubtful receivables of $3,186 ($3,230 at June 29, 2011)	63,984	71,082
Merchandise inventories, less LIFO reserve of $59,984 ($55,627 at June 29, 2011)	580,235	580,089
Prepaid expenses and other current assets	33,464	28,994

Total current assets	846,140	887,929

Property, plant and equipment, net	673,381	658,891
Intangible assets, net	203,402	207,216
Deferred tax assets, non-current	36,646	36,646
Other assets, net	8,696	9,108

Total assets	$1,768,265	1,799,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current obligations under capital leases	$15,119	10,888
Accounts payable	332,921	345,944
Reserve for self-insurance liabilities	75,103	74,837
Accrued wages and salaries	64,294	73,929
Deferred tax liabilities	44,740	44,740
Accrued expenses	114,501	115,007

Total current liabilities	646,678	665,345

Reserve for self-insurance liabilities	111,622	111,622
Long-term borrowings under credit facilities	12	—
Unfavorable leases	79,885	82,390
Obligations under capital leases	45,741	31,875
Other liabilities	42,346	45,050

Total liabilities	926,284	936,282

Shareholders’ equity:
Common stock, $0.001 par value. Authorized 400,000,000 shares; 56,336,292 shares issued and 56,223,685 shares outstanding at Sept. 21, 2011, and 55,932,767 shares issued and 55,820,160 shares outstanding at June 29, 2011.	56	56
Additional paid-in-capital	821,623	819,009
Retained earnings	15,731	39,833
Accumulated other comprehensive income	4,571	4,610

Total shareholders’ equity	841,981	863,508

Total liabilities and shareholders’ equity	$1,768,265	1,799,790

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in thousands

	12 weeks ended September 21, 2011	12 weeks ended September 22, 2010
Cash flows from operating activities:
Net loss	$(24,102)	(76,791)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,440	27,038
Share-based compensation	2,583	2,586
Deferred income taxes	—	47
Other, net	299	(7,949)
Change in operating assets and liabilities:
Trade, insurance and other receivables	7,098	(176)
Merchandise inventories	(146)	36,151
Prepaid expenses and other current assets	(4,470)	(2,730)
Accounts payable and accrued expenses	(23,004)	13,306
Reserve for self-insurance liabilities	266	(477)

Net cash used in operating activities	(14,036)	(8,995)

Cash flows from investing activities:
Purchases of long-lived assets	(24,131)	(31,401)
Sales of assets and other	460	10,004

Net cash used in investing activities	(23,671)	(21,397)

Cash flows from financing activities:
Gross borrowings on credit facilities	4,725	4,109
Gross payments on credit facilities	(4,713)	(4,109)
Increase in book overdrafts	1,662	11,223
Principal payments on capital leases	(3,282)	(2,890)
Debt issuance payments	(23)	—
Other, net	31	34

Net cash (used in) provided by financing activities	(1,600)	8,367

Decrease in cash and cash equivalents	(39,307)	(22,025)
Cash and cash equivalents at beginning of period	207,764	152,327

Cash and cash equivalents at end of period	$168,457	130,302

Cash operating and administrative expenses

Amounts in thousands

	12 weeks ended
	September 21, 2011	September 22, 2010
Operating and administrative expenses	$459,852	459,817
Non-cash expenses and other adjustments:
Depreciation and amortization	23,955	23,576
Favorable and unfavorable lease amortization, net	133	122
Share-based compensation	2,583	2,586

Cash operating and administrative expenses	$433,181	433,533